EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Gold Lakes Corp.

We hereby consent to the inclusion in this Registration Statement on form S-1 (Amendment 2) of our report dated November 13, 2015 relating to the financial statements of Gold Lakes Corp. as of and for the years ended July 31, 2015 and July 31, 2014.

We further consent to being named as "Experts" in accounting and auditing as defined in the report.

Dated: August 12, 2016	By:	/s/ ZBS Group LLP
ZBS Group LLP
Plainview, New York